ProxyVote

Welcome to the most convenient, secure and fast online Proxy Voting service.

To submit your Proxy Voting instructions over the Internet, complete these two simple steps:

1. **Enter your 12 or 14 digit** CONTROL NUMBER*: [ ]

* Voting Instruction Form **and Proxy Card recipients:** This number can be found next to the label **Control No.** or ➔ in the box next to the arrow

* E-mail Notification **recipients:** This number can be found next to the label **Control Number**.

2. **Select one of the following options and click on VOTE:**

Postal Mail Recipients	**E-Mail Recipients**
If you received your voting notification by Postal Mail:	**If you received your voting notification by E-mail:**
Vote	Enter your 4-digit Personal Identification Number (PIN)** [ ] Vote Forgot your PIN? Click here

Meeting Materials
PROXY STATEMENT

Optika Special Meeting

Meeting Date: 05/28/2004 for holders as of 03/23/2004

CUSIP: 683973- stockClass **Your Control Number:** 0000 0000 0000

Scroll down for proxy instructions and voting.

Directors' Recommendations:

Choose this if you would like to vote your shares following directors' recommendations. See below or refer to the proxy statement for the detailed recommendations. Please read them carefully.

Vote my shares per directors' recommendations

Proxy Ballot:

■ **Proposal(s):** Please indicate your proposal selections by clicking on the fields below.

01. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 11, 2004, AMONG OPTIKA INC., STELLENT, INC., AND STEL SUB, INC. PURSUANT TO WHICH OPTIKA INC. WILL BE MERGED WITH AND INTO STEL SUB, INC., AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

Directors Recommend : FOR

☐ For ☐ Against ☐ Abstain

02. ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE SERIES A-1 CONVERTIBLE PREFERRED STOCK OF OPTIKA INC., AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY

STATEMENT/PROSPECTUS.

.

- Directors Recommend : **FOR**

☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE PROPOSALS.

Vote my shares per the above selections

Click to see: "Letter to our clients regarding voting authority"

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Voting Instructions

Dear Shareholder,

We have been requested to forward to you the displayed proxy material relative to shares registered in your name. These shares will be voted in accordance with your wishes, if you execute the displayed ballot and submit it as per the instructions provided with the proxy. It is understood that if you submit the ballot without otherwise marking it, the proposals will be voted as recommended by the board of directors/trustees on all matters to be considered at the meeting.

In order for your shares to be represented at the meeting, it will be necessary for us to have your vote. Please complete and submit the displayed ballot.

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Optika Special Meeting

Meeting Date: 05/28/2004 for holders as of 03/23/2004

CUSIP: 683973 - stockClass **Your Control Number:** 0000 0000 0000

Proxy Final Submission. Please check all of the information below for accuracy.
See instructions below and click on the Final Submission button.

Final Submission

You elected to vote with directors' recommendations

Proposal(s):

01 . ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 11, 2004, AMONG OPTIKA INC., STELLENT, INC., AND STEL SUB, INC. PURSUANT TO WHICH OPTIKA INC. WILL BE MERGED WITH AND INTO STEL SUB, INC., AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

You Voted: For This Proposal.

02 . ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF THE SERIES A-1 CONVERTIBLE PREFERRED STOCK OF OPTIKA INC., AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

You Voted: For This Proposal.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:

If any of the above information is incorrect, return to the Proxy Ballot form by using the **Back** button of your Browser.

If all of the above information is correct and to vote your proxy, click on the Final Submission button below.

Final Submission

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Thank you for voting!

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Receive the benefits of e-mail notification of voting instructions and shareholder communications today!

- Immediate availability of shareholder communications
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- Better for the environment
- Automatic postal mail forwarding if you change you e-mail address and fail to notify us
- It's free and your choice to opt-in or opt-out at any time
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To receive future shareholder communications electronically, we require your permission. Participation is completely your choice.
In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available, along with a link to ProxyVote.com (when applicable) to submit your voting instructions. We hope you will give this option your serious consideration.
